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                                                                       EXHIBIT 5

                         [Hunton & Williams Letterhead]


                               December 21, 2001


United Dominion Realty Trust, Inc.
400 East Cary Street
Richmond, Virginia  23219

Gentlemen:


     We have acted as counsel for United Dominion Realty Trust, Inc., a Virginia corporation (the "Company") in connection with the issuance by the Company of 4,100,000 shares of the Company's Common Stock, par value $1.00 per share (the "Initial Shares"), together with up to an additional 615,000 shares issuable upon exercise of the underwriter's overallotment option (the "Overallotment Shares," and together with the Initial Shares, the "Shares" ) pursuant to a prospectus supplement dated December 18, 2001 (the "Prospectus Supplement") to the prospectus dated December 23, 1999 (the "Base Prospectus") included in the Company's Registration Statement on Form S-3, File No. 333-92667, which was declared effective by the Securities and Exchange Commission on December 23, 1999, which you have filed with the Securities and Exchange Commission with respect to the Shares.

     In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the issuance of the Shares, as contemplated by the Base Prospectus and Prospectus Supplement, has been validly authorized and, upon issuance of the Shares as contemplated by the Base Prospectus and Prospectus Supplement, the Shares will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5 to this Current Report on Form 8-K, and to the reference to our firm in the Base Prospectus and Prospectus Supplement under the heading "Legal Matters."
 .


                                                  Very truly yours,

                                                  /s/ HUNTON & WILLIAMS